EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Units of Concord Acquisition Corp. II dated as of August 28, 2023 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: August 28, 2023

HARRADEN CIRCLE INVESTORS, LP

By:	HARRADEN CIRCLE INVESTORS GP, LP, its general partner

By:	HARRADEN CIRCLE INVESTORS GP, LLC, its general partner

By:	/s/ Frederick V. Fortmiller, Jr.
Title:	Managing Member

HARRADEN CIRCLE INVESTORS GP, LP

By:	HARRADEN CIRCLE INVESTORS GP, LLC, its general partner

By:	/s/ Frederick V. Fortmiller, Jr.
Title:	Managing Member

HARRADEN CIRCLE INVESTORS GP, LLC

By:	/s/ Frederick V. Fortmiller, Jr.
Managing Member

HARRADEN CIRCLE INVESTMENTS, LLC

By:	/s/ Frederick V. Fortmiller, Jr.
Managing Member

FREDERICK V. FORTMILLER, JR.

/s/ Frederick V. Fortmiller, Jr.

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